MAGNA

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PROXY FORM

ANNUAL MEETING

MAGNA INTERNATIONAL INC. (THE "CORPORATION")

WHEN:

THURSDAY, MAY 7, 2020 AT 10:00 AM EDT

WHERE:

WWW.VIRTUALSHAREHOLDERMEETING.COM/MGA2020

STEP 1 REVIEW YOUR VOTING OPTIONS

ONLINE: VOTE AT **PROXYVOTE.COM** USING YOUR COMPUTER OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS LOCATED BELOW.

SCAN TO VIEW MATERIAL AND VOTE NOW →

BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: **ENGLISH: 1-800-474-7493** OR **FRENCH: 1-800-474-7501**

BY MAIL: THIS VOTING INSTRUCTION FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED.

REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR BEFORE VOTING.

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CONTROL NO.:→

PROXY DEPOSIT DATE: MAY 5, 2020 BY 5:00 PM EDT

INSTRUCTIONS:

1. This Proxy is solicited by and on behalf of Management of the Corporation.
2. You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a Shareholder, to attend and act on your behalf at the virtual Annual Meeting of Magna International Inc. (the "Meeting"). If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder and provide a unique **APPOINTEE IDENTIFICATION NUMBER** for your Appointee to access the virtual Meeting in the space provided (see reverse). The Common Shares represented by this form of proxy may be voted at the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.

   You **MUST** provide your Appointee the **EXACT NAME** and **EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER** to access the Meeting. Appointees can only be validated at the virtual Meeting using the **EXACT NAME** and **EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER** you enter.

   IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER, YOUR APPOINTEE WILL NOT BE ABLE TO ACCESS THE VIRTUAL MEETING.
3. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.
4. This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Proxy Tabulation, P.O. Box 3700, STN Industrial Park, Markham, ON, L3R 9Z9, Canada, by 5:00 p.m. EDT, on Tuesday, May 5, 2020.
5. In order to expedite your vote, you may use a touch-tone telephone or the Internet. To vote by telephone, call toll free 1-800-474-7493 (English) or 1-800-474-7501 (French). You will be prompted to provide your control number located above. The telephone or Internet voting service is not available on the day of the Meeting and the telephone system cannot be used if you designate another person to attend on your behalf. To vote via the Internet, go to www.proxyvote.com and follow the simple instructions.
6. The form of proxy should be signed in the exact manner as the name appears on the form of proxy.
7. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder.
8. Proxy will be voted as directed. If no voting preferences are indicated on the reverse, this form of proxy will be voted as recommended by the Board of Directors.
9. This Proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or matters that may properly come before the Meeting or any adjourned or postponed Meeting.
10. Please refer to the Management Information Circular / Proxy Statement for further information regarding completion of this Proxy and other information pertaining to the Meeting.

PLEASE SEE OVER

PROXY FORM

MAGNA INTERNATIONAL INC. (THE "CORPORATION")

MEETING TYPE:	ANNUAL MEETING		
MEETING DATE:	THURSDAY, MAY 7, 2020 AT 10:00 AM EDT		
RECORD DATE:	MARCH 20, 2020		
PROXY DEPOSIT DATE:	MAY 5, 2020 BY 5:00 PM EDT	CUID:	
ACCOUNT NO:		CUSIP:	

CONTROL NO.: →

STEP 2 **APPOINT A PROXY (OPTIONAL)**

APPOINTEE(S): WILLIAM L. YOUNG, OR FAILING HIM, DONALD J. WALKER, OR FAILING HIM, BASSEM A. SHAKEEL

Change Appointee

If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique **APPOINTEE IDENTIFICATION NUMBER USING ALL BOXES** for your Appointee to access the Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the circular for the Meeting.

You **MUST** provide your Appointee the **EXACT NAME** and an **EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER** to access the Meeting. Appointees can only be validated at the virtual Meeting using the **EXACT NAME** and **EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER** you enter below.

PLEASE PRINT APPOINTEE NAME INSIDE THE BOX

→ ☐

MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY

CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER FOR YOUR APPOINTEE

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MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY

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STEP 3 **COMPLETE YOUR VOTING DIRECTIONS**

01 ELECTION OF DIRECTORS: *VOTING RECOMMENDATION: FOR ALL THE NOMINEES PROPOSED AS DIRECTORS* (FILL IN ONLY ONE BOX "■" PER NOMINEE IN BLACK OR BLUE INK)

	FOR	WITHHOLD		FOR	WITHHOLD
01 SCOTT B. BONHAM	☐	☐	07 CYNTHIA A. NIEKAMP	☐	☐
02 PETER G. BOWIE	☐	☐	08 WILLIAM A. RUH	☐	☐
03 MARY S. CHAN	☐	☐	09 DR. INDIRA V. SAMARASEKERA	☐	☐
04 HON. V. PETER HARDER, P.C.	☐	☐	10 DONALD J. WALKER	☐	☐
05 DR. KURT J. LAUK	☐	☐	11 LISA S. WESTLAKE	☐	☐
06 ROBERT F. MACLELLAN	☐	☐	12 WILLIAM L. YOUNG	☐	☐

ITEM(S): *VOTING RECOMMENDATIONS ARE INDICATED BY* **HIGHLIGHTED TEXT** *OVER THE BOXES* (FILL IN ONLY ONE BOX "■" PER ITEM IN BLACK OR BLUE INK)

02 REAPPOINTMENT OF DELOITTE LLP AS THE INDEPENDENT AUDITOR OF THE CORPORATION AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE INDEPENDENT AUDITOR'S REMUNERATION.	FOR ☐	WITHHOLD ☐
03 RESOLVED, ON AN ADVISORY BASIS AND NOT TO DIMINISH THE ROLES AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS, THAT THE SHAREHOLDERS ACCEPT THE APPROACH TO EXECUTIVE COMPENSATION DISCLOSED IN THE ACCOMPANYING MANAGEMENT INFORMATION CIRRULAR/PROXY STATEMENT.	FOR ☐	AGAINST ☐

TO RECEIVE FUTURE PROXY MATERIALS BY MAIL CHECK THE BOX TO THE RIGHT. TO REQUEST MATERIALS FOR THIS MEETING REFER TO THE NOTICE INCLUDED IN THE PACKAGE WITH THIS FORM. ☐

STEP 4 **THIS DOCUMENT MUST BE SIGNED AND DATED**

SIGNATURE(S) *INVALID IF NOT SIGNED*

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